UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 20, 2010
Standard Parking Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50796 (Commission File Number)	16-1171179 (IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600
Chicago, Illinois (Address of principal executive offices)	60611 (Zip Code)
Registrant’s telephone number, including area code: (312) 274-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On or about April 5, 2010, Standard Parking Corporation (the “Company”) furnished or otherwise made available to shareholders its Proxy Statement describing the matters to be voted upon at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, April 28, 2010. At the Annual Meeting, shareholders are being asked, among other things, to vote on a proposal that seeks approval to amend the certificate of incorporation to increase the number of shares of common stock authorized for issuance under the certificate of incorporation by 28,700,000 shares to a total of 50,000,000 shares, and increase the number of shares of preferred stock from ten to 5,000,000.
     Following the Company’s review of the recently published analyses of this proposal, and in order to facilitate shareholder approval of this proposal, the Company’s Board of Directors (the “Board”) has taken action to clarify the Company’s intent in regard to this proposal.
     With respect to the common stock set forth in the proposal, the Board of Directors represents that, if it decides in the future to implement a shareholder rights plan involving common stock, such plan will be subject to shareholder approval within the first to occur of (i) 12 months from the date such plan is adopted, or (ii) the next annual meeting, whichever occurs first. Furthermore, if the plan is not approved by shareholders, the plan shall immediately expire.
     With respect to the preferred stock set forth in the proposal, the Board of Directors represents that it will not, without prior shareholder approval, issue any series of preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. Within the limits described above, the Board of Directors may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional common stock for such purposes. Furthermore, the Board of Directors represents that none of the preferred stock will carry super-voting rights.
     The Company and our directors and officers may be soliciting proxies from our stockholders in favor of the proposals to be presented at the Annual Meeting. In addition, we have hired Morrow & Co., LLC to assist in soliciting proxies and have agreed to pay Morrow & Co. a fee of $7,500 plus its related costs and expenses. Information regarding the persons who, under the rules of the SEC, are participants in the solicitation of our stockholders in connection with such proposals is set forth in the definitive proxy statement filed with the SEC on April 5, 2010.
     This Current Report on Form 8-K is not a proxy statement or a solicitation of proxies from our stockholders. Any solicitation of proxies will be made only pursuant to the definitive proxy statement to be mailed to our stockholders who held our stock as of the record date. We urge stockholders to read our definitive proxy statement and appendix thereto because they will contain important information about the Company and the proposals to be presented at the Annual Meeting.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Parking Corporation
Date: April 20, 2010	/s/ G. Marc Baumann
G. Marc Baumann
Chief Financial Officer